================================================================================



                             PARTICIPATION AGREEMENT


                                      among


                        KINDERCARE LEARNING CENTERS, INC.


                        THE KINDERCARE REALTY TRUST 1999,
                           a Delaware business trust,
                                   as Lessor,


                                 SCOTIABANC INC.
                                 as an Investor,


                            THE CHASE MANHATTAN BANK,
                                as Agent for the
                                     Lenders

                                       and

                           THE LENDERS PARTIES HERETO


                          -----------------------------

                          Dated as of September 2, 1999

                          -----------------------------



================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

SECTION 1.  THE LOANS ........................................................1
    1.1      Loans ...........................................................1
    1.2      Credit Agreement ................................................1
    1.3      Collateral For Loans ............................................1
    1.4      Guarantee .......................................................2

SECTION 2.  INVESTOR CONTRIBUTION ............................................2
    2.1      Investor Contribution ...........................................2
    2.2      Allocated Investor Yield ........................................2

SECTION 3.  SUMMARY OF THE TRANSACTIONS ......................................2
    3.1      Operative Agreements ............................................2
    3.2      Property Purchase and Lease. ....................................2
    3.3      Construction of Improvements; Lease of Improvements. ............3
    3.4      Aggregate Tranche A Percentage; Tranche A Percentage ............3

SECTION 4.  THE CLOSINGS .....................................................3
    4.1      Initial Closing Date ............................................3
    4.2      Subsequent Funding Dates ........................................3
    4.3      Trust Company Authorization .....................................3

SECTION 5.  FUNDING OF ADVANCES ..............................................4
    5.1      General .........................................................4
    5.2      Procedures for Funding ..........................................4

SECTION 6.  CONDITIONS OF THE CLOSING ........................................5
    6.1      General Conditions to the Investor's and the Lenders'
             Obligations to Make Loans and Investor Contributions ............5
    6.2      Conditions to the Investor's and the Lenders' Obligations to
             Make Advances to pay Property Acquisition Costs .................8
    6.3      Conditions to the Investor's and the Lenders' Obligations to
             Make Advances to Pay Project Costs for Construction on any
             Property. ......................................................13

SECTION 7.  REPRESENTATIONS AND WARRANTIES ..................................14
    7.1      Representations and Warranties of the Investor on the Initial
             Closing Date ...................................................14
    7.2      Representations and Warranties of Lessor on the Initial
             Closing Date ...................................................15
    7.3      Representations and Warranties of the Lessee on the Initial
             Closing Date ...................................................17
    7.4      Representations and Warranties of the Trust Company on the
             Initial Closing Date ...........................................21

                                                                            Page
                                                                            ----

    7.5      Representations and Warranties of the Lessee on Property
             Closing Dates ..................................................22
    7.6      Representations and Warranties of the Lessor on Property
             Closing Dates ..................................................26
    7.7      Representations and Warranties of the Lessee Upon each
             Funding Date ...................................................27
    7.8      Representations and Warranties of the Lessor Upon each
             Funding Date ...................................................29
    7.9      Representations and Warranties of the Investor Upon Funding
             Dates ..........................................................30

SECTION 8.  PAYMENT OF CERTAIN EXPENSES .....................................30
    8.1      Transaction Expenses ...........................................30
    8.2      Brokers' Fees and Stamp Taxes ..................................30
    8.3      Certain Fees and Expenses ......................................30
    8.4      Credit Agreement and Related Obligations .......................31
    8.5      Commitment Fees ................................................31
    8.6      Overdue Rate ...................................................31

SECTION 9.  OTHER COVENANTS AND AGREEMENTS ..................................32
    9.1      Covenants of the Trust and the Investor ........................32
    9.2      Repayment of Certain Amounts on Maturity Date ..................33
    9.3      Amendment of Certain Documents .................................34
    9.4      Proceeds of Casualty ...........................................34
    9.5      Intercreditor Agreement ........................................34
    9.6      Walk Away Event ................................................34

SECTION 10. CREDIT AGREEMENT ................................................35
    10.1     Lessee's Credit Agreement Rights ...............................35

SECTION 11. TRANSFER OF INTEREST ............................................36
    11.1     Restrictions on Transfer .......................................36
    11.2     Effect of Transfer .............................................37

SECTION 12. INDEMNIFICATION .................................................37
    12.1     General Indemnity ..............................................37
    12.2     General Tax Indemnity ..........................................38

SECTION 13. MISCELLANEOUS ...................................................42
    13.1     Survival of Agreements .........................................42
    13.2     No Broker, etc. ................................................43
    13.3     Notices ........................................................43
    13.4     Counterparts ...................................................44
    13.5     Amendments and Termination .....................................44
    13.6     Headings, etc. .................................................45
    13.7     Parties in Interest ............................................45
    13.8     GOVERNING LAW ..................................................45

                                                                            Page
                                                                            ----
    13.9     Severability ...................................................45
    13.10    Liability Limited ..............................................45
    13.11    Rights of Lessee ...............................................45
    13.12    Further Assurances .............................................46
    13.13    Successors and Assigns .........................................46
    13.14    No Representation or Warranty ..................................46
    13.15    Highest Lawful Rate ............................................46
    13.16    Confidentiality ................................................47
    13.17    Oregon Provisions ..............................................48


Annex A      Rules of Usage and Definitions
-------


Exhibits
--------

Exhibit A-1  Form of Construction Agreement
Exhibit A-2  Form of Agency Agreement
Exhibit B    Form of Assignment of Leases and Consent to Assignment
Exhibit C    Form of Contract Assignment and Consent to Contract Assignment
Exhibit D-1  Form of Mortgage
Exhibit D-2  Form of Deed of Trust
Exhibit E    Form of Guarantee
Exhibit F    Form of Requisition
Exhibit G-1 Form of Opinion of Counsel to Lessee and each Guarantor Exhibit G-2 Form of Opinion of Counsel to Lessor and Trust Company
Exhibit G-3  Form of Opinion of Local Counsel to Lessee and each Guarantor
Exhibit H    Property Closing Certificate
Exhibit I    Form of Ground Lease Provisions

          PARTICIPATION AGREEMENT, dated as of September 2, 1999 (this "Agreement"), among KINDERCARE LEARNING CENTERS, INC., a Delaware corporation (the "Lessee"); THE KINDERCARE REALTY TRUST 1999, a Delaware business trust (the "Trust" or the "Lessor"); THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (in such capacity, the "Agent") for the Lenders; SCOTIABANC INC., as an investor ("Scotiabanc" or an "Investor" ); and each of the financial institutions listed on the signature pages hereof (each, a "Lender"; collectively, the "Lenders"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Annex A hereto.


                              Preliminary Statement
                              ---------------------

          In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                              SECTION 1. THE LOANS

          1.1 Loans. The Lenders have agreed to make loans to the Lessor in an aggregate principal amount of up to $95,500,000 in order for the Lessor to acquire, develop and construct the Properties in accordance with the Construction Agreement (in the form attached hereto as Exhibit A-1) and the Agency Agreement (in the form attached hereto as Exhibit A-2), and to pay other Project Costs, and in consideration of the receipt of the proceeds of such Loans, the Lessor will issue the Tranche A Notes and the Tranche B Notes.

          1.2 Credit Agreement. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to this Agreement and the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent's agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to assist with the acquisition by the Lessor of parcels of Land or other Property and, if such Property is not a Completed Property, to construct Improvements in accordance with the Plans and Specifications.

          1.3 Collateral For Loans. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by, inter alia, (i) a first priority assignment of the Lease, granted pursuant to the Assignment of Lease and consented to by the Lessee pursuant to the Consent to Assignment (in each case in the respective forms set forth on Exhibit B hereto), (ii) a first priority assignment of the Agency Agreement, granted pursuant to the Contract Assignment and consented to by the Construction Agent pursuant to the Consent to Contract Assignment (in each case in the respective forms set forth on Exhibit C hereto); and (iii) a first priority mortgage lien on each Property pursuant to a Mortgage in the form set forth on Exhibit D-1 or Exhibit D-2 hereto, as applicable.

          1.4 Guarantee. The obligations of the Lessor under the Credit Agreement shall be guaranteed by each Guarantor to the extent provided in the Guarantee (in the form attached hereto as Exhibit E). The Lessee and each Subsidiary of the Lessee that is or becomes a party to the guarantee to the Corporate Credit Agreement shall be a Guarantor and shall execute the Guarantee. Notwithstanding whether a Guarantor is relieved of its obligations under the guarantee to the Corporate Credit Agreement, a Guarantor shall be relieved of its obligations under the Guarantee only if and to the extent so approved by a majority consent of the Lenders and Investors, collectively, each Lender and Investor having a vote proportionate to its share of the sum of Commitments plus Investor Commitments.

                        SECTION 2. INVESTOR CONTRIBUTION

          2.1 Investor Contribution. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each Funding Date, each Investor shall make an investment in the Lessor (each, an "Investor Contribution") in an amount equal to its Proportionate Share of 4.5% of the amount of the Advance requested by the Construction Agent in the Requisition for such Funding Date. The aggregate amount of Investor Contributions made by each Investor shall not exceed its Investor Commitment. The aggregate amount of all Investor Commitments of all Investors is $4,500,000. The Lessor shall use the Investor Contributions to pay a portion of the Project Costs simultaneously and pro rata with the fundings by the Lenders. The Lessee shall, on a pro rata basis, prepay the Investor Contribution, in connection with the exercise by the Lessee of its right to direct the Lessor to prepay the Loans in accordance with
Section 10.1(e).

          2.2 Allocated Investor Yield. With respect to each Construction Period Property, on each date which is one Business Day prior to any date on which the Investor is entitled to a payment on account of the Investor Yield, the Construction Agent shall be deemed to have requested that the Investor make an Investor Contribution in an amount equal to the Investor Yield due and payable on such date with respect to the Construction Period Properties solely for the purpose of paying such Investor Yield which is then due and payable.


                     SECTION 3. SUMMARY OF THE TRANSACTIONS

          3.1 Operative Agreements. On the Initial Closing Date, each of the respective parties thereto shall execute and deliver this Agreement, the Lease, the Construction Agreement, the Agency Agreement, the Notes, the Guarantee, the Credit Agreement, the Assignment of Lease, the Contract Assignment, the Consent to Assignment, the Consent to Contract Assignment and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

          3.2 Property Purchase and Lease. (a) On each Property Closing Date and subject to the terms and conditions of this Agreement and the Credit Agreement
(i) the Investor will make an Investor Contribution in accordance with Section 2 hereof, (ii) the Lenders will make loans in accordance with Section 5 hereof and the terms and provisions of the Credit Agreement secured by a Mortgage with respect to the Property executed and delivered by the Lessor and joined in by the Lessee, (iii) the Lessor will purchase all right, title and interest in and to each Property identified by the Construction Agent pursuant to the Agency Agreement with respect to such Property Closing Date and (iv) the Lessor will simultaneously lease (or sublease, as the case may be) all of its right, title and interest in the Property to the Lessee by executing and delivering a Lease Supplement and Memorandum of Lease which will be recorded in the real estate records in the county where such Property is located.

          (b) On each Property Closing Date, the Lessee shall certify to the Agent on the Property Closing Certificate the Tranche A Percentage for each Property being acquired on such Property Closing Date. The Tranche A Percentage so certified shall be the Tranche A Percentage for such Property for the duration of the Term.

          3.3 Construction of Improvements; Lease of Improvements. On each Property Closing Date, the Lessor and Lessee will (provided such Property is not a Completed Property) execute and deliver an Agency Agreement Supplement, dated as of such Property Closing Date, pursuant to which the Lessee will agree to act as Construction Agent and to perform the Lessor's obligations under the Construction Agreement in connection with the completion of the construction or renovation of the Improvements on the Land acquired on such Property Closing Date.

          3.4 Aggregate Tranche A Percentage; Tranche A Percentage. Notwithstanding any other provision of this Agreement or the other Operative Agreements, the Lessee agrees that in no event shall the Lessee specify a Property for the Lessor to acquire and lease pursuant to the execution and delivery of a Lease Supplement if the Aggregate Tranche A Percentage after giving effect to the acquisition and lease pursuant to the execution and delivery of a Lease Supplement of such Property would be less than 87.96%.


                             SECTION 4. THE CLOSINGS

          4.1 Initial Closing Date. All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other location as may be determined by the Agent and the Lessee.

          4.2 Subsequent Funding Dates. The Lessee shall deliver to the Lessor, each Investor and the Agent a Requisition appropriately completed, in connection with each Funding Date.

          4.3 Trust Company Authorization. The Investor agrees that, with respect to the Initial Closing Date and each Property Closing Date, the satisfaction or waiver of the conditions contained in Section 6 hereof shall constitute, without further act, authorization and direction by the Investor to the Trust Company to take on behalf of the Lessor the actions specified in
Section 2.1 of the Trust Agreement.


                         SECTION 5. FUNDING OF ADVANCES

          5.1 General. To the extent funds have been made available to the Lessor as Loans and Investor Contributions, the Lessor will make advances of such funds to the Construction Agent from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements in order to provide sufficient funds to: (i) allow the Lessor, at the direction of the Construction Agent to acquire the Land or Completed Property in accordance with the terms of this Agreement and the other Operative Agreements; (ii) allow the Lessor to pay Transaction Expenses; (iii) permit the Construction Agent to construct the Improvements (provided that such Property is not a Completed Property) in accordance with the Plans and Specifications and the terms of the Construction Agreement, the Agency Agreement, the Lease and the other Operative Agreements; and (iv) pay all other Project Costs.

          5.2 Procedures for Funding. (a) Not less than three Business Days prior to each proposed Funding Date (but only one Business Day with regard to funding of an ABR Loan exclusively), the Construction Agent shall deliver to the Investor and the Agent, a requisition (a "Requisition"), appropriately completed, in the form of Exhibit F hereto.

          (b) Each Requisition shall: (i) be irrevocable; and (ii) request funds in an amount of at least $500,000 (or such lesser amount representing Property Acquisition Costs for any Property or such lesser amount as shall be equal to the total aggregate of the Available Commitments plus the Available Investor Commitment at such time) for the payment of Project Costs which have previously been incurred and were not the subject of and funded pursuant to a prior Requisition, in each case as specified in the Requisition.

          (c) So long as no Default or Event of Default has occurred and is continuing and subject to the Lessor and the Agent having each received the materials required by Section 6.1, 6.2 and/or 6.3, as applicable, on each Funding Date (i) the Lenders shall make Loans to the Lessor in an aggregate amount equal to 95.5% of the funds specified in any Requisition, up to an aggregate principal amount equal to the Available Commitments; (ii) each Investor shall make an

Investor Contribution in an amount equal to its Proportionate Share of 4.5% of the funds specified in any Requisition, up to an amount equal to the Available Investor Commitment; and (iii) the total amount of such Loans and Investor Contribution made on such date shall be paid to the Construction Agent to pay the Project Costs.

          (d) Notwithstanding anything to the contrary in this Agreement, (i) the Lenders shall not be required to make Loans with respect to a Property in an aggregate amount in excess of 95.5% of the amount allocated to such Property in the Budget, and (ii) no Investor shall be required to make Investor Contributions with respect to a Property in an aggregate amount in excess of its Proportionate Share of 4.5% of the amount allocated to such Property in the Budget.


               SECTION 6. CONDITIONS OF THE CLOSINGS AND ADVANCES

          6.1 General Conditions to the Investor's and the Lenders' Obligations to Make Loans and Investor Contributions. The agreement of each Lender to make Loans, and each Investor to make Investor Contributions, is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans and Investor Contribution, of the following conditions precedent:

          (a) Operative Agreements. Each of the Operative Agreements entered into on the Initial Closing Date or subsequently shall have been duly authorized, executed, acknowledged and delivered by the parties thereto and shall be in full force and effect, and the Agent and each Investor shall have received a fully executed copy of each of the Operative Agreements (other than the Notes of which the Agent shall have received the originals thereof);

          (b) Taxes. All taxes, fees and other charges in connection with the execution, delivery, and, where applicable, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent and the Required Investors;

          (c) Governmental Approvals. All necessary (or, in the reasonable opinion of the Agent, the Investor and their respective counsel, advisable) Governmental Actions, in each case required by any law or regulation enacted, imposed or adopted on or after the date hereof or by any change in fact or circumstances since the date hereof, shall have been obtained or made and be in full force and effect except for such Governmental Actions the absence of which will not have a Material Adverse Effect;

          (d) Litigation. No action or proceeding shall have been instituted, nor to the knowledge of the Lessee shall any action or proceeding be threatened, before any

     Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, which in any case, (i) seeks to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any of the transactions contemplated hereby or thereby or (ii) is reasonably likely to have a Material Adverse Effect;

          (e) Legal Requirements. In the opinion of the Agent, the Investor and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not violate in any respect any Legal Requirements and do not and will not subject the Agent, any Lender or the Investor to any adverse regulatory prohibitions or constraints;

          (f) Corporate Proceedings of the Lessee and each Guarantor. On the Initial Closing Date, the Agent and the Investor shall have received a copy of the resolutions or minutes, in form and substance satisfactory to the Agent and the Investor, of the Board of Directors of the Lessee and each Guarantor authorizing the execution, delivery and performance of this Agreement, the Guarantee and the other Operative Agreements to which it is a party, certified by the Secretary or an Assistant Secretary of the Lessee or of each Guarantor as of the Initial Closing Date, which certificate shall be in form and substance satisfactory to the Agent and the Investor and shall state that the resolutions or minutes thereby certified have not been amended, modified, revoked or rescinded;

          (g) Lessee and Guarantor Incumbency Certificates. On the Initial Closing Date, the Agent and the Investor shall have received a certificate of the Lessee and each Guarantor, dated the Initial Closing Date, as to the incumbency and signature of the officers of the Lessee and each Guarantor executing any Operative Agreement satisfactory in form and substance to the Agent and the Investor, executed by the Chief Executive Officer, President or any Vice President and the Secretary or any Assistant Secretary of the Lessee and of each Guarantor;

          (h) Corporate Proceedings of the Trust Company. On the Initial Closing Date, the Agent, the Investor and the Lessee shall have received a copy of the resolutions, in form and substance satisfactory to the Agent, the Investor and the Lessee, of the Board of Directors of the Trust Company authorizing the execution, delivery and performance of the Operative Agreements to which it is a party, certified by the Secretary or an Assistant Secretary of the Trust Company as of the Initial Closing Date, which certificate shall be in form and substance satisfactory to the Agent, the Investor and the Lessee and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

          (i) Trust Company Incumbency Certificate. On the Initial Closing Date, the Agent, the Investor and the Lessee shall have received a certificate of the Trust Company, dated the Initial Closing Date, as to the incumbency and signature of the officers of the Trust Company executing any Operative Agreement, satisfactory in form and substance to the Agent, the Investor and the Lessee, executed by the President or any Vice President, Assistant Vice President, Trust Officer and the Secretary or any Assistant Secretary of the Trust Company;

          (j) Corporate Documents. The Agent and the Investor shall have received true and complete copies of the articles of incorporation and by-laws of the Lessee, and each Guarantor certified as of the Initial Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Lessee and such Guarantor;

          (k) Consents, Licenses and Approvals. On the Initial Closing Date and each Property Closing Date, the Agent and the Investor shall have received a certificate of an Authorized Officer of the Lessee and of each Guarantor
     (i) attaching copies of all consents, authorizations and filings required to consummate the transaction contemplated by this Agreement, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Agent and the Required Investors;

          (l) Fees. (i) The Agent and the Arranger shall have received the fees to be paid on the Initial Closing Date pursuant to the Fee Letter which fees shall be paid using the proceeds of the Loans or Investor Contributions; and (ii) all fees due and owing the Investor shall have been paid on the Initial Closing Date;

          (m) Legal Opinions. On the Initial Closing Date, the Agent and the Investor shall have received the executed legal opinion of Stoel Rives LLP, counsel to the Lessee and each Guarantor, substantially in the form of Exhibit G-1 hereto;

               (ii) On the Initial Closing Date, the Agent, the Lessee and the Investor shall have received the executed legal opinion of Morris, James, Hitchens & Williams, counsel to the Trust and the Trust Company, substantially in the form of Exhibit G-2 hereto;

          (n) Actions to Perfect Liens. On the Initial Closing Date and each Property Closing Date as to the Property being acquired on such Property Closing Date the Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including the filing of duly executed Lender Financing Statements and Lessor Financing Statements, the Mortgage, and the Memorandum of Lease, necessary or, in the opinion of the Agent or the Required Investors, desirable to perfect the Liens created by the Security Documents shall have been completed, to the extent required for the parties to perform the transaction contemplated by the Operative Agreements;

          (o) Lien Searches. On the Initial Closing Date the Agent and the Investor shall have received the results of a recent search by a Person reasonably satisfactory to the Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed in the State of Oregon with respect to personal property of the Lessee, and the results of such search shall be satisfactory to the Agent and the Required Investors;

          (p) Representations and Warranties. The representations and warranties of the Lessor, the Lessee and each Guarantor contained herein and in each of the other Operative Agreements shall be true and correct on and as of each Funding Date as if made on and as of each Funding Date;

          (q) Performance of Operative Agreements. The parties hereto (other than the Investor or the Lenders) shall have performed their respective agreements contained herein and in the other Operative Agreements on or prior to each such Funding Date;

          (r) Default. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by such Requisition;

          (s) Material Adverse Change. As of such Funding Date, there shall not have occurred any Material Adverse Change;

          (t) Financial Statements. All financial statements shall have been delivered in accordance with Section 7.3(i) of this Agreement; and

          (u) Lender Advances. With respect to each advance, each Investor shall be satisfied that the Lessor shall receive from the Lenders on the relevant Funding Date Loans in an amount equal to 95.5% of the applicable Advance.

          (v) Fees, Costs and Expenses. All fees, costs, expenses and disbursements due and owing as of the relevant Funding Date (or the Initial Closing Date if such is not a Funding Date) shall have been paid in accordance with Section 8 of this Agreement

          6.2 Conditions to the Investor's and the Lenders' Obligations to Make Advances to pay Property Acquisition Costs.

          The obligations of each Investor to make each Investor Contribution, and of the Lenders to make Loans to the Lessor, on a Property Closing Date for the purpose of providing funds to the Lessor necessary to acquire a Property are subject to the satisfaction or waiver of the following conditions precedent:

          (a) Requisition. The Agent shall have received a fully executed counterpart of the Requisition dated as of the Property Closing Date (but delivered at least three Business Days prior to the Property Closing Date other than with regard to funding of an ABR Loan exclusively, in which event one Business Day will be sufficient), appropriately completed;

          (b) Deed. There shall have been delivered to the Lessor, as applicable, (i) a deed (the "Deed"), in form and substance appropriate for recording with the applicable Governmental Authorities, with respect to each Property (and all Improvements located thereon) being purchased on such Property Closing Date, conveying fee simple title to such Property to the Lessor, subject only to the Permitted Exceptions or (ii) a Ground Lease with respect to each Property being ground leased on such Property Closing Date (such Ground Lease, or a Memorandum of Ground Lease, as appropriate under applicable Legal Requirements, to be in form and substance appropriate for recording with the applicable Governmental Authorities), subject only to Permitted Exceptions;

          (c) Title. Title to each Property being acquired on such Property Closing Date shall conform to the representations and warranties set forth in Section 7.5(n);

          (d) Lease Supplement and Memorandum of Lease. The Lessee shall have delivered a Lease Supplement and a Memorandum of Lease executed by the Lessee and the Lessor with respect to each Property being acquired on such Property Closing Date to the Agent;

          (e) Agency Agreement Supplement. The Construction Agent shall have delivered an Agency Agreement Supplement executed by the Construction Agent and the Lessor with respect to each Property (other than a Completed Property) being acquired on such Property Closing Date to the Agent.

          (f) Mortgage. The Lessee shall have recorded in the real estate records of the county where the Property is located an original of the Mortgage executed by the Lessor and Lessee with respect to each Property being acquired on such Property Closing Date (or such documents as are held by the Title Company or a closing agent acceptable to Agent and are in a position to be so filed and recorded, as applicable) and the Lien of the Mortgage shall conform to the representations and warranties set forth in
     Section 7.5(g);

          (g) Assignment of Lease. The Lessee shall have recorded in the real estate records of the county where the Property is located an original of the Assignment of Lease executed by the Lessor with respect to each Property being acquired on such Property Closing Date (or such documents as are held by the Title Company or a closing agent acceptable to Agent and are in a position to be so filed and recorded, as applicable);

          (h) Consent to Assignment of Lease. The Lessee and each Guarantor shall have delivered to the Agent a consent to the Assignment of Lease executed by the Lessee and each Guarantor with respect to each Property being acquired on such Property Closing Date;

          (i) Environmental Audit. The Agent and the Investor shall have received not less than 5 business days prior to such Property Closing Date
     (i) an Environmental Audit with respect to each Property being acquired on such Property Closing Date, prepared by the Environmental Engineer and the results of the Environmental Audit shall be in form and substance satisfactory to the Agent; and (ii) letters from the Environmental Engineer stating, among other things, that the Agent, the Lenders, the Trust and the Investor may rely on the Environmental Audits with respect to each Property being acquired on such Property Closing Date which were prepared by such firm as if they were originally addressed to them in all respects;

          (j) Appraisal. The Agent and the Investor shall have received an Appraisal of each Property being acquired on such Property Closing Date and such Appraisal shall show a value for each Property at least equal to 90.91% of the projected Project Costs for such Property and shall otherwise be in form and substance acceptable to each Lender and Investor and the Lessor, or, in the alternative, (i) (1) if the Property has no Improvements or Improvements which the Lessee intends to completely demolish, an appraisal of the Land only, or (2) if the Property has Improvements which the Lessee intends to renovate, an appraisal of the Land and Improvements, in either case ordered by the Agent, prepared by a reputable independent appraiser reasonably satisfactory to the Agent, which in the judgment of counsel to the Agent, as of the applicable Property Closing Date, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements, showing the value of the Land at least equal to the amount requested or the Requisition with respect to such Land and (ii) a valuation letter, ordered by the Agent, prepared by a reputable independent appraiser reasonably satisfactory to the Agent, of such Property as if improved in accordance with the Plans and Specifications of such Property. The valuation letter shall state the amount of the Projected Completion Value with respect to such Property and an estimate of the value thereof at the end of the Term.

          (k) Default. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by such Requisition;

          (l) Survey. The Agent shall have received, and the Title Company shall have received, a survey of each Property being acquired on such Property Closing Date, certified to the Agent, the Investor, the Lessor and the Title Company in a manner satisfactory to them, certified as of a date within 180 days of the Property Closing Date, by an independent professionally licensed land surveyor satisfactory to the Agent, which survey shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such survey the following: (i) the locations on such Property of all the buildings, structures and other improvements, if any, and the established building setback lines; (ii) the lines of streets abutting such Property; (iii) all access and other easements appurtenant to such Property; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such Property, whether recorded, apparent from a physical inspection of the Property or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on such Property; and (vi) if such Property is described as being on a filed map, a legend relating the survey to said map;

          (m) Mortgagee's Title Insurance Policy. With respect to each Property being acquired on such Property Closing Date, the Agent shall have received with respect to the Mortgage a mortgagees' title policy, or marked up unconditional binder for such insurance dated the Property Closing Date or other evidence, satisfactory to Agent, of the commitment of the Title Company to issue a mortgagee's title policy; such policy shall (i) be in an amount equal to the aggregate amount shown on the Budget for such Property (with a pending disbursements clause); (ii) be issued at ordinary rates;
     (iii) insure that the Mortgage insured thereby creates a valid first Lien on such Property, free and clear of all defects and encumbrances, except Permitted Exceptions; (iv) name the Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70) (to the extent such policy is available, or if unavailable, then such other ALTA Loan Policy form as is available in the state in which the Property is situated); (vi) contain comprehensive, access, tax lot, revolving credit and such other endorsements and affirmative coverage as the Agent may reasonably request; and (vii) be issued by the Title Company; and the Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of such policy, and all charges for any mortgage recording tax with respect to the Mortgage and/or the Deed of Trust have been paid or provision made therefor;

          (n) Owner's Title Insurance Policy. The Lessor shall have received an owner's title policy, or marked up unconditional binder for such insurance or other evidence, satisfactory to Agent, of the commitment of the Title Company to issue an owner's title policy, dated the Closing Date, for each Property being acquired on such Property Closing Date, in standard forms and the Lessor and Required Investors shall have received evidence reasonably satisfactory to it that all premiums in respect of such policy have been paid or provision made therefor;

          (o) Recorded Documents. The Agent and the Investor shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy referred to above, other than the Operative Agreements and any Permitted Exceptions;

          (p) Construction Schedule. With respect to each Property being acquired on such Property Closing Date (other than a Completed Property), the Agent and the Investor shall have received a copy of the schedule prepared by or at the direction of the Construction Agent; showing, to the satisfaction of the Agent, the estimated (i) timetable for completion of each Improvement to be constructed on each Property being acquired on such Property Closing Date, and (ii) timetable for the making of Loans;

          (q) Budget. With respect to each Property being acquired on such Property Closing Date (other than a Completed Property), the Agent and the Investor shall have received a copy of the Budget with respect to the construction of each Improvement to be constructed or installed on each Property being acquired on such Property Closing Date, and such Budget shall be in form and substance satisfactory to the Agent;

          (r) Plans and Specifications. With respect to each Property being acquired on such Property Closing Date (other than a Completed Property) on which Improvements are to be constructed, the Agent and the Investor shall have received, if available, a copy of the Plans and Specifications with respect to each Improvement to be constructed or installed on each Property being acquired on such Property Closing Date;

          (s) Local Opinions. With respect to each Property being acquired on such Property Closing Date, if requested by the Agent;

               (i) the Agent and the Investor shall have received the executed legal opinion of counsel to Lessee and the Guarantors, substantially in the form of Exhibit G-1 hereto, limited to those Operative Agreements executed by Lessee and the Guarantors on the Property Closing Date;

               (ii) the Agent, the Lessee and the Investor shall have received the executed legal opinion of counsel to Lessor, the Trust and the Trust Company, substantially in the form of Exhibit G-2 hereto, limited to those Operative Agreements executed by Lessor, the Trust and the Trust Company on the Property Closing Date; and

               (iii) the Agent and the Investor shall have received the executed legal opinion of local counsel to the Lessee and the Guarantors in the state in which such Property is located, substantially in the form of Exhibit G-3 hereto;

          (t) Insurance. With respect to the Properties for which such advance is being requested, the Agent and the Investor shall have received evidence in form and substance satisfactory to each of the Agent and the Required Investors that all of the requirements of Section 14 of the Lease shall have been satisfied; and

          (u) FIRPTA Affidavit. The Agent and the Investor shall have received either (i) a FIRPTA Affidavit from the seller of the Property in customary form or (ii) if such seller is a "foreign person" as defined in Section 1445 of the Code, evidence that a portion of the sales price to be paid to such seller has been withheld, if so required, in accordance with the provisions of the Code.

          6.3 Conditions to the Investor's and the Lenders' Obligations to Make Advances to Pay Project Costs for Construction on any Property. The obligations of each Investor to make each Investor Contribution, and of the Lenders to make Loans to the Lessor, on a Funding Date for the purpose of providing funds to the Lessor necessary to pay for the construction of the Improvements or the payment of Transaction Costs or other Project Costs (other than Property Acquisition Costs) are subject to the satisfaction or waiver of the following conditions precedent:

          (a) Requisition. The Agent shall have received at least three Business Days prior to the Funding Date (but only one Business Day with regard to funding of an ABR Loan exclusively) a fully executed counterpart of the Requisition, appropriately completed;

          (b) Title. Title to the Properties to which such Requisition relates shall conform to the representations set forth in Section 7.5(n);

          (c) Budget in Balance. Based upon the Budget, the Available Commitments and the Available Investor Commitment will be sufficient to complete the Improvement or Improvements to which the Requisition relates on such Properties;

          (d) Lien Waivers. With respect to each Property to which such Requisition relates, the Agent shall have received lien waivers, in form and substance reasonably satisfactory to the Agent, from each contractor, subcontractor, supplier and materialmen which the Lessee reasonably believes will receive total compensation for services rendered or materials supplied in connection with the construction of the related Improvements of $250,000 or more; each such lien waiver shall evidence that such contractor, subcontractor, supplier or materialmen has been paid in full for all work performed or materials supplied to the date of the request for such Advance, other than work which is the subject of such request; and

          (e) Plans and Specifications. With respect to each Property to which such Requisition relates, the Agent and Investor shall have received a copy of the Plans and Specifications with respect to each Improvement to be constructed and installed on such Property, if such Plan and Specifications have not already been provided pursuant to Section 6.2(r), above; and

          (f) Appraisal. The Agent and the Investor shall have received an Appraisal of each Property being acquired on such Property Closing Date and such Appraisal shall show a value for each Property at least equal to 90.91% of the projected Project Costs for such Property and shall otherwise be in form and substance acceptable to each Lender and the Required Investors.


                    SECTION 7. REPRESENTATIONS AND WARRANTIES

          7.1 Representations and Warranties of the Investor on the Initial Closing Date. Each Investor represents and warrants with respect to itself to each of the other parties hereto as of the Initial Closing Date as follows:

          (a) Due Organization, etc. Scotiabanc is duly organized and validly existing corporation in good standing under the laws of the State of Delaware. Each Investor has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, each Operative Agreement to which it is a party and each other agreement, instrument and document executed and delivered by it on the Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party.

          (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof by the Investor, nor the consummation of the transactions contemplated thereby by the Investor, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of (which approval has not been obtained) the shareholders of, or approval or consent of any trustee or holders of any indebtedness or obligations of the Investor, (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lessor Lien upon the Property or any of the Improvements, its articles of incorporation or by-laws, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it or its properties may be bound or (iv) does or will require any Governmental Action by any Governmental Authority.

          (c) Enforceability, etc. Each Operative Agreement to which it is a party has been duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof.

          (d) ERISA. The Investor is making the Investor Contribution contemplated to be made by it hereunder for its own account and with its general corporate assets in the ordinary course of its business, and no part of such amount constitutes plan assets of any Plan.

          (e) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Investor (a) with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a material adverse effect on the assets, liabilities, operations, business or financial condition of the Investor.

          7.2 Representations and Warranties of Lessor on the Initial Closing Date. Lessor represents and warrants to each of the other parties hereto as of the Initial Closing Date as follows:

          (a) Due Organization, etc. Lessor is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, each Operative Agreement to which it is a party and each other agreement, instrument and document executed and delivered by it on the Closing Date in connection with or as contemplated by each such Operative Agreement.

          (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof by the Lessor, nor the consummation of the transactions contemplated thereby by the Lessor, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of (which approval has not been obtained) any party or approval or consent of any trustee or holders of any indebtedness or obligations of the Lessor (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lessor Lien upon the Property or any of the Improvements or the Trust Agreement, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it or its properties may be bound or (iv) does or will require any Governmental Action by any Governmental Authority.

          (c) Enforceability, etc. Each Operative Agreement to which it is a party has been duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof.

          (d) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Lessor (a) with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a material adverse effect on the assets, liabilities, operations, business or financial condition of the Lessor.

          (e) Assignment. Lessor has not assigned or transferred any of its right, title or interest in or under the Lease, any other Operative Agreement or any of the Properties, except in accordance with the other Operative Agreements.

          (f) No Default. The Lessor is not in default under or with respect to any of its Contractual Obligations in any respect which could have a material adverse effect on the assets, liabilities, operations, business or financial condition of the Lessor. No Default or Event of Default attributable to it has occurred and is continuing.

          (g) Use of Proceeds. The proceeds of the Loans and the Investor Contribution shall be applied by the Lessor solely in accordance with the provisions of the Operative Agreements.

          (h) Chief Place of Business. The Lessor's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

          (i) Federal Reserve Regulations. The Lessor is not engaged principally in, and does not have as one of its most important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board), and no part of the proceeds of the Loans will be used by it, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations of the Board, including but not limited to, T, U or X of the Board.

          (j) Investment and Holding Company Status. The Lessor is not (i) an "investment company" as defined in, or subject to regulation under the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          (k) Securities Act. Neither the Lessor nor any Person authorized by the Lessor to act on its behalf has offered or sold any interest in the Property or the Notes, or in any similar security or interest relating to the Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Lessor nor any Person authorized by the Lessor to act on its behalf will take any action which would subject the issuance or sale of any interest in the Property or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended.

          (l) ERISA. Each Investor is making the Investor Contribution contemplated to be made by it hereunder in the ordinary course of its business, and no part of such amount constitutes the assets of any Plan.

          (m) Lessor Liens. The Property is free and clear of all Lessor Liens.

          7.3 Representations and Warranties of the Lessee on the Initial Closing Date. The Lessee represents and warrants to each of the other parties hereto as of the Initial Closing Date as follows:

          (a) Corporate Status. The Lessee and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions (i) where a Property is located and (ii) where it is otherwise required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

          (b) Corporate Power and Authority. Each of the Lessee and the Guarantors has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Agreements to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Agreements to which it is a party. Each of the Lessee and the Guarantors has duly executed and delivered each Operative Agreement to which it is a party and each such Operative Agreement constitutes the legal, valid and binding obligation of each of the Lessee and the Guarantors enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject to general principles of equity.

          (c) No Violation. Neither the execution, delivery and performance by any of the Lessee or the Guarantors of the Operative Agreements to which it is a party nor compliance with the terms and provisions thereof nor consummation of the transactions contemplated therein will (i) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Lessee, the Guarantor or any of the Restricted Subsidiaries pursuant to, the terms of any material indenture (including the Senior Note Indenture), loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which the Lessee or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound, in which, in the case of either clause (i) or (ii), could have a Material Adverse Effect, or
     (iii) violate any provision of the certificate of incorporation or by-laws of the Lessee, the Guarantor or any of the Restricted Subsidiaries.

          (d) Litigation. Except as set forth in the Lessee's Form 10-K for the fiscal year ended May 28, 1999 as filed with the Securities and Exchange Commission or any successor thereto, there are no actions, suits or proceedings (including, without limitation, Environmental Claims) pending or, to the knowledge of the Lessee, threatened with respect to the Lessee or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

          (e) Federal Reserve Regulations. Neither the Lessee nor any of its Subsidiaries is engaged principally, or as one of its important activities, in business which will violate the provisions of Regulation T, U or X of the Board.

          (f) Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required in connection with (i) the execution, delivery and performance of any Operative Agreement or (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, except any of the foregoing as to which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

          (g) Investment Company Act. The Lessee is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (h) True and Complete Disclosure. (i) All factual information and data (taken as a whole) heretofore or contemporaneously furnished by the Lessee, any of its Subsidiaries or any of their respective authorized representatives in writing to the Lessor, the Investor, the Agent and/or any Lender on or before the Initial Closing Date (including, without limitation, (A) the Confidential Information Memorandum and (B) all information contained in the Operating Agreements) for purposes of or in connection with the Operative Agreements or any transaction contemplated herein or therein was true and complete in all material respects on the date as of which such information or data is dated or certified and was not incomplete by omitting to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 7.3(h)(i), such factual information and data shall not include projections and pro forma financial information.

          (ii) The projections and pro forma financial information contained in the information and data referred to in paragraph (i) above were based on good faith estimates and assumptions believed by the Lessee to be reasonable at the time made, it being recognized by the Lessor, the Investor, the Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

          (i) Financial Condition: Financial Statements. The consolidated balance sheet of the Lessee and its Subsidiaries at May 28, 1999, and the related consolidated statements of income and cash flows for the fiscal year ended as of such date, which statements have been audited by Deloitte & Touche, LLP, independent certified public accountants, who delivered an unqualified opinion with respect thereto in each case and which have been delivered to the Agent and each Investor on the Initial Closing Date present fairly in all material respects the consolidated financial position of the Lessee and its Subsidiaries at the respective dates of said statements and the results of operations for the respective periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. There has been no Material Adverse Change since May 28, 1999, other than solely as a result of changes in general economic conditions.

          (j) Tax Returns and Payments. Each of the Lessee and its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent or contested in good faith. The Lessee and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Lessee) in accordance with GAAP for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Initial Closing Date.

          (k) Compliance with ERISA. Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Lessee, any Subsidiary or any ERISA Affiliate; no Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); neither the Lessee nor any Subsidiary nor any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971
     or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Lessee, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Lessee or any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Lessee, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Lessee, any Subsidiary or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the foregoing representations, warranties or agreements in this Section 7.3(k) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a multiemployer plan) has an

     Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 7.3(k), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 7.3(k), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Lessee.

          (l) Subsidiaries. Schedule 7.3(l) lists each Subsidiary of the Lessee (and the direct and indirect ownership interest of the Lessee therein), in each case existing on the Initial Closing Date. To the knowledge of the Lessee, each Material Subsidiary as of the Initial Closing Date has been so designated on Schedule 7.3(1).

          (m) Patents, etc. The Lessee and each of the Restricted Subsidiaries have obtained all patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

          (n) Environmental Laws. (i) Other than instances of noncompliance that could not reasonably be expected to have a Material Adverse Effect: (1) the Lessee and each of its Subsidiaries are in compliance with all Environmental Laws in all jurisdictions in which the Lessee and each of its Subsidiaries are currently doing business (including, without limitation, having obtained all material permits required under Environmental Laws); and (2) the Lessee will comply and cause each of its Subsidiaries to comply with all such Environmental Laws (including, without limitation, all material permits required under Environmental Laws).

          (ii) Neither the Lessee nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned land, buildings and improvements owned or leased by the Lessee or any of its Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements, or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.

          (iii) Nothing in Section 7.3(a) and (b) above shall affect the operation or interpretation of any other environmental covenants, representations or warranties in this Agreement or in any of the other Operative Agreements.

          (o) Properties. The Lessee and each of the Restricted Subsidiaries have good title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by any of the Operative Agreements) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.


          7.4 Representations and Warranties of the Trust Company on the Initial Closing Date. The Trust Company represents and warrants to each of the other parties hereto as of the Initial Closing Date as follows:

          (a) Due Organization, etc. It is a banking corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under the Trust Agreement and has the corporate power and authority to act as the trustee under the Trust Agreement and to enter into and perform the obligations under each of the other Operative Agreements to which Trust Company or the Trust, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Initial Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Trust, as the case may be, is or will be a party.

          (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Investor) as the Trust, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any current United States federal law, governmental rule or regulation relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, its charter or by-laws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority of the United States or the State of Delaware regulating its banking or trust powers.

          (c) Trust Company Enforceability, etc. The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Investor, each other Operative Agreement to which Trust Company or the Trust, as the case may be, is a party have been, or on or before the Closing Date will be, duly executed and delivered by Trust Company or the Trust, as the case may be, and the Trust Agreement and each such other Operative Agreement to the extent entered into by the Trust Company constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against Trust Company in accordance with the terms thereof.

          (d) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Trust Company with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby.

          7.5 Representations and Warranties of the Lessee on Property Closing Dates. The Lessee hereby represents and warrants to each of the other parties hereto as of each Property Closing Date as follows:

          (a) Representations and Warranties. The representations and warranties of the Lessee set forth herein and of the Lessee, the Construction Agent and each Guarantor set forth in each of the other Operative Agreements are true and correct in all respects on and as of such Property Closing Date as if made on and as of such Property Closing Date. The Construction Agent, the Lessee and each Guarantor are in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements.

          (b) No Default. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such Property Closing Date.

          (c) Authorization by the Lessee. The execution and delivery of each Lease Supplement, Memorandum of Lease, Consent to Assignment and other Operative Agreement delivered by the Lessee on such Property Closing Date and the performance of the obligations of the Lessee under each such Lease Supplement, Memorandum of Lease, Consent to Assignment and other Operative Agreements have been duly authorized by all requisite corporate action of the Lessee.

          (d) Execution and Delivery by the Lessee. Each Lease Supplement, Memorandum of Lease, Consent to Assignment and other Operative Agreement delivered on such Property Closing Date by the Lessee have been duly executed and delivered by the Lessee.

          (e) Valid and Binding Obligations. Each Lease Supplement, Memorandum of Lease, Consent to Assignment and other Operative Agreement delivered by the Lessee on such

Property Closing Date is a legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its respective terms.

          (f) Recording of Documents. Each of the Deed, or the Ground Lease or a Memorandum of Ground Lease, as applicable, the Lease Supplement, the Memorandum of Lease, the Assignment of Lease, the Consent to the Assignment of Lease and the Mortgage delivered on such Property Closing Date has been recorded with the appropriate Governmental Authorities in the order set forth in this paragraph, and the UCC Financing Statements with respect to the Property being acquired will be filed with the appropriate Governmental Authorities (or are held by the Title Company or a closing agent acceptable to Agent and are in a position to be so filed and recorded, as applicable).

          (g) Priority of Liens. When recorded, (i) each Mortgage, each Assignment of Lease and each Memorandum of Lease delivered on such Property Closing Date, constitutes a valid and perfected first lien on each applicable Property (or leasehold interest in a Ground Lease, as the case may be) in an amount not less than the Tranche A/B Property Cost with respect to such Property, subject only to the Permitted Exceptions, and (ii) the Lessor Financing Statements perfect the Lessor's interest under the Lease to the extent the Lease is a security agreement governed by Article 9 of the Uniform Commercial Code.

          (h) Flood Zone. No portion of any Property being acquired by the Lessor on such Property Closing Date is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

          (i) Insurance Coverage. The Lessee maintains insurance coverage for each Property being acquired by the Lessor on such Property Closing Date which meets the requirements of Section 14.1 of the Lease and all of such coverage is in full force and effect.

          (j) Legal Requirements. Each Property being acquired by the Lessor on such Property Closing Date complies with all material Legal Requirements (including all zoning and land use laws and Environmental Laws), to the extent of all Legal Requirements applicable to its condition as of the Property Closing Date.

          (k) Consents, etc. All material consents, licenses and building permits required by all Legal Requirements for construction, completion, occupancy and operation of each Property being acquired on such Property Closing Date have been obtained and are in full force and effect (or if not yet obtained or available, such consents, licenses and building permits should be obtainable in the ordinary course).

          (l) Utilities. All utility services and facilities necessary for the use of the Improvements existing, or to be constructed, on the Land (including gas, electrical, water and sewage services and facilities) will be available to the Property on or prior to the Outside Completion Date.

          (m) Environmental Matters.

               (1) The Property being acquired on such Property Closing Date does not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law, other than a violation or liability which would have a de minimis effect on the Property.

               (2) The Property and all operations at the Property are in compliance and, to the knowledge of the Lessee have in the last ten years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, on or under the Property or violation of any Environmental Law with respect to the Property or the business operated by Lessee or any of its Subsidiaries at the Property (the "Business"), other than a violation which would have a de minimis effect on the Property.

               (3) Neither the Lessee nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws with regard to the Property, nor does the Lessee have knowledge that any such notice will be received or is being threatened.

               (4) To the knowledge of Lessee or any of its Subsidiaries, Hazardous Materials have not been transported or disposed of from the Property in violation of any Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under the Property in violation of any applicable Environmental Law.

               (5) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Lessee, threatened, under any Environmental Law to which the Lessee or any Subsidiary is or will be named as a party with respect to the Property, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Property or the Business.

               (6) There has been no release or threat of release of Hazardous Materials at or from the Property, or arising from or related to the operations of the Lessee or any Subsidiary in connection with the Property, in violation of or in amounts or in a manner that could reasonably be expected to give rise to any material liability under any Environmental Laws.

               (7) Nothing in this Section 7.5(m) shall affect the operation or interpretation of any other environmental covenants, representations or warranties in this Agreement or in any of the other Operative Agreements.

          (n) Title to the Properties. Upon the acquisition of each Property on such Property Closing Date, the Lessor has, as applicable, (i) good and marketable title to such Property in fee simple or (ii) good and valid leasehold title to such Property leased under any Ground Lease, subject in each case only to the Permitted Exceptions. The Lessor has the right to grant the Mortgage on such Property. Except as otherwise provided in the Lease, the Lessor will at all times have good and marketable title to such Properties, subject only to Permitted Exceptions.

          (o) Location of the Properties. Each Property being acquired on such Property Closing Date is located in the continental United States of America.

          (p) Execution and Delivery by the Construction Agent. The execution and delivery of each Operative Agreement delivered by the Construction Agent on such date and the performance of the Construction Agent's obligations under each Agency Agreement Supplement and Operative Agreement have been duly authorized by all requisite corporate action of the Construction Agent.

          (q) Agency Agreement Supplements. Each Operative Agreement delivered by the Construction Agent on such date has been duly executed and delivered by the Construction Agent.

          (r) Valid and Binding Obligations of the Construction Agent. Each Operative Agreement delivered by the Construction Agent on such date is a legal, valid and binding obligation of the Construction Agent, enforceable against the Construction Agent in accordance with its terms.

          (s) Conditions Precedent in Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements relating to the acquisition of a Property by the Lessor have been satisfied in full or waived by the Agent and the Lessor.

          (t) Hart-Scott-Rodino. The acquisition of the Property being acquired on such Property Closing Date does not conflict with, violate, or require the consent of any governmental entity, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          7.6 Representations and Warranties of the Lessor on Property Closing Dates. The Lessor hereby represents and warrants to each of the other parties hereto as of each Property Closing Date as follows:

          (a) Representations and Warranties; No Default. The representations and warranties of the Lessor set forth herein and in each of the other Operative Agreements are true and correct in all respects on and as of such Property Closing Date as if made on and as of such Property Closing Date. The Lessor is in compliance with its respective obligations under the Operative Agreements and there exists no Default or Event of Default caused by or attributable to it under any of the Operative Agreements. No Default or Event of Default caused by or attributable to it will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such Property Closing Date.

          (b) Authorization by the Lessor. The execution and delivery of each Lease Supplement, Memorandum of Lease, Mortgage, Assignment of Lease and other Operative Agreement delivered by the Lessor on such Property Closing Date and the performance of the obligations of the Lessor under each such Lease Supplement, Memorandum of Lease, Mortgage, the Assignment of Lease and other Operative Agreement have been duly authorized by all requisite action of the Lessor.

          (c) Execution and Delivery by the Lessor. Each Lease Supplement, Memorandum of Lease, Mortgage, Assignment of Lease and other Operative Agreement delivered by the Lessor on such Property Closing Date have been duly executed and delivered by the Lessor.

          (d) Valid and Binding Obligations. Each Lease Supplement, Memorandum of Lease, Mortgage, Assignment of Lease and other Operative Agreement delivered by the Lessor on such Property Closing Date is a legal, valid and binding obligation of the Lessor, enforceable against the Lessor in accordance with its terms.

          (e) Conditions Precedent in Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements to be satisfied by the Lessor relating to the acquisition of a Property by the Lessor have been satisfied in full.

          7.7 Representations and Warranties of the Lessee Upon each Funding Date. The Lessee hereby represents and warrants to each of the other parties hereto as of each Funding Date as follows:

          (a) Representations and Warranties. The representations and warranties of the Construction Agent, the Lessee and each Guarantor set forth herein and in each of the other Operative Agreements are true and correct in all respects on and as of such Funding Date as if made on and as of such Funding Date. The Construction Agent, the Lessee and each Guarantor is in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such date.

          (b) Title to Properties. The Lessor, as applicable, (i) has good and marketable title to each Property in fee simple and (ii) good and valid leasehold title to each Property under any Ground Lease, in each case subject only to the Permitted Exceptions; provided that the Lessee makes no representations or warranties as to the absence of Lessor Liens.

          (c) Priority of Liens. Each Mortgage, Supplement to the Assignment of Lease and Lease Memorandum constitutes a valid and perfected first lien on each applicable Property (or leasehold interest in a Ground Lease, as the case may be) in an amount not less than the Tranche A/B Property Cost with respect to such Property, subject only to Permitted Exceptions.

          (d) Insurance. The Construction Agent has obtained insurance coverage covering the Property which meets the requirements of the Agency Agreement and the other Operative Agreements before commencing construction, repairs or Modifications, as the case may be, and such coverage is in full force and effect.

          (e) Property-Related Matters. Each Construction Period Property, when improved in accordance with the Plans and Specifications, will comply in all material respects and each Completed Property complies in all material respects with all Legal Requirements (including all applicable zoning and land use laws and Environmental Laws) and Insurance Requirements. The Plans and Specifications have been or will be prepared in accordance with all applicable Legal Requirements (including all applicable Environmental Laws and building, planning, zoning and fire codes) and upon completion of the applicable Improvements in accordance with the Plans and Specifications, such Improvements on the Construction Period Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements or variance) and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply with all applicable Legal Requirements (including all applicable Environmental Laws and building, planning, zoning and fire codes). Upon completion of such Improvements in accordance with the Plans and Specifications, (i) there will be no material defects to such Improvements including the plumbing, heating, air conditioning and electrical systems thereof and (ii) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for its intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any applicable Environmental Law) pending or, to the knowledge of Lessee, threatened which materially adversely affects the title to, or the use, operation or value of, the Properties. No fire or other casualty with respect to the Properties has occurred which fire or other casualty has had a material adverse effect on the Lessee's ability to perform its obligations under the Agency Agreement and the other Operative Agreements. All utilities serving the Properties, or proposed to serve the Properties in accordance with the Plans and Specifications, are located in, and in the future will be located in, and vehicular access to the Improvements on each of the Properties is provided by, either public rights-of-way abutting the Property or Appurtenant Rights. All material applicable licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the Properties during the construction of the Improvements thereon and the use and operation of the Improvements following such construction, (ii) the construction of the Improvements in accordance with the Plans and Specifications and the Agency Agreement and (iii) the use and operation of the Improvements following such construction as permitted pursuant to the Lease have been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties (or if not yet obtained or available, such consents, licenses and building permits should be obtainable in the ordinary course).

          (f) Lease Requirements. The Improvements, when completed, will comply with all requirements and conditions set forth in the Lease and all other conditions and requirements of the Operative Documents.

          (g) Conditions Precedent contained in the Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements relating to the relevant Advance have been satisfied.

          (h) Projected Completion Value. The Property Cost of each Improvement as established by the Budget will not exceed an amount equal to one hundred ten percent (110%) of the Projected Completion Value with respect to such Improvements.

          7.8 Representations and Warranties of the Lessor Upon each Funding Date. The Lessor hereby represents and warrants to each of the other parties hereto as of each Funding Date as follows:

          (a) Representations and Warranties. The representations and warranties of the Lessor set forth herein and in each of the other Operative Agreements are true and correct in all respects on and as of such Funding Date as if made on and as of such Funding Date. The Lessor is in compliance with its respective obligations under the Operative Agreements.

          (b) Authority of the Lessor. The execution and delivery of each Operative Agreement delivered by the Lessor on such date and the performance of the obligations of the Lessor under each Operative Agreement has been duly authorized by all requisite action of the Lessor.

          (c) Execution and Delivery by the Lessor. Each Operative Agreement delivered by the Lessor on such date has been duly executed and delivered by the Lessor.

          (d) Valid and Binding Obligations of the Lessor. Each Operative Agreement delivered by the Lessor on such date is a legal, valid and binding obligation of the Lessor, enforceable against the Lessor in accordance with its terms.

          (e) Conditions Precedent contained in the Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements to be satisfied by the Lessor relating to the relevant Advance have been satisfied in full.

          7.9 Representations and Warranties of the Investor Upon Funding Dates. The Investor hereby represents and warrants to each of the other parties hereto as of each Funding Date that: (a) the representations and warranties of the Investor set forth herein and in each of the other Operative Agreements are true and correct in all respects on and as of such Funding Date as if made on and as of such Funding Date and (b) the Investor is in compliance with its obligations under the Operative Agreements.


                     SECTION 8. PAYMENT OF CERTAIN EXPENSES

          Lessor shall, from the proceeds of the Advances, for the benefit of the Investor, the Trust Company, the Trust, the Agent and each of the Lenders, take the following actions, as applicable:

          8.1 Transaction Expenses. In each case, to the extent not paid by third parties, (a) On the Initial Closing Date, pay, or cause to be paid, all reasonable fees, expenses and disbursements of each of the Lessor's, the Trust Company's, the Agent's, Lessee's and the Investor's counsel in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, all Transaction Expenses, and all other expenses in connection with such Initial Closing Date, including all costs relating to all fees, taxes and expenses for the recording, registration and filing of documents.

          (b) On each Property Closing Date or each subsequent Funding Date, pay, or cause to be paid, all reasonable fees, expenses and disbursements of each of the Lessor's, the Trust Company's, the Agent's, Lessee's and the Investor's counsel in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Property Closing Date, all Transaction Expenses arising from such Property Closing Date, and all other expenses in connection with such Property Closing Date, including all expenses relating to each Appraisal, and all fees, taxes and expenses for the recording, registration and filing of documents.

          8.2 Brokers' Fees and Stamp Taxes. Pay or cause to be paid brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

          8.3 Certain Fees and Expenses. Pay or cause to be paid (i) the initial and annual Trust Company's fee and all expenses of the Trust Company and any necessary co-trustees (including reasonable counsel fees and expenses) or any successor owner trustee, for acting as trustee under the Trust Agreement, (ii) all costs and expenses incurred by the Lessee, the Agent, the Investor, the Trust Company or the Lessor in entering into any future amendments or supplements with respect to any of the Operative Agreements, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Lessee, and (iii) all costs and expenses incurred by the Lessor, the Lessee, the Investor, the Trust Company or the Agent in connection with any purchase of any Property by the Lessee pursuant to Section 20 of the Lease.

          8.4 Credit Agreement and Related Obligations. (a) Pay, on or prior to the due date thereof, all costs, fees, indemnities, expenses and other amounts (other than principal and interest on the Loans, but including breakage costs and interest on overdue amounts pursuant to Section 2.14 of the Credit Agreement or otherwise) required to be paid by the Lessor (except for such amounts as to which the Trust Company is individually liable) under any Operative Agreement.

          (b) Pay the Agent all fees specified in the Fee Letter at the time and in the manner required by the Fee Letter any pay the Investor any fees due and owing to the Investor as of the day of such Advance.

          (c) Pay the Investor promptly after receipt of notice therefor any additional amounts payable to the Investor in respect of the Investor Contribution under Sections 2.13, 2.14 and 2.15 of the Credit Agreement (it being agreed that the Investor is, for purposes of this Agreement, a beneficiary of the provisions of Sections 2.13, 2.14 and 2.15 of the Credit Agreement and subject to the provisions of Sections 2.16 and 2.17, mutatis mutandis).

          8.5 Commitment Fees. (a) Pay to the Agent for the account of each Lender the Commitment Fee on each Commitment Fee Payment Date.

          (b) Pay to the Investor the Investor Commitment Fee for the period from and including the first day of the Commitment Period to the Maturity Date, computed at a rate per annum equal to the Commitment Fee Rate on the average daily amount of the Available Investor Commitment during the period for which payment is made, payable quarterly in arrears on each Commitment Fee Payment Date, commencing on the first such date to occur after the Initial Closing Date.

          (c) The Commitment Fee and the Investor Commitment Fee shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. If all or a portion of the Commitment Fee or the Investor Commitment Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the applicable Overdue Rate, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          8.6 Overdue Rate. If all or a portion of the Investor Yield, the Investor Contribution or any other amount owed to the Investor shall not be paid when due, such overdue amount shall bear interest, payable on demand, at a rate per annum equal to the applicable Overdue Rate, from the date of such non-payment until such amount is paid in full (as well after as before judgment).


                    SECTION 9. OTHER COVENANTS AND AGREEMENTS

          9.1 Covenants of the Trust and the Investor. Each of the parties hereby agrees that so long as this Agreement is in effect:

          (a) Discharge of Liens. Each of the Investor, the Trust and the Trust Company, in its individual capacity, will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property attributable to it or any of its Affiliates; provided, however, that the Investor, the Trust and the Trust Company shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, the Property or title thereto or any interest therein or the payment of Rent.

          (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of the Trust Company to resign, or the Investor's right under the Trust Agreement to remove the institution acting as owner trustee, each of the Investor and the Trust Company hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement without the prior written consent of any party hereto adversely affected by such amendment and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party.

          (c) Successor Trust Company. The Trust Company or any successor may resign or be removed by the Investor as trustee of the Trust, a successor trustee may be appointed, and a corporation may become the trustee under the Trust Agreement, only in accordance with the provisions of Article 9 of the Trust Agreement and with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

          (d) Indebtedness; Other Business. The Trust shall not contract for, create, incur or assume any indebtedness, or, without the consent of the Investor and Lenders holding at least 66 2/3 % in the aggregate of the Commitment Percentages, enter into any business or other activity, other than pursuant to or under the Operative Agreements.

          (e) No Violation. The Investor will not instruct the Trust to take any action in violation of the terms of any Operative Agreement.

          (f) No Voluntary Bankruptcy. Neither Investors nor the Trust shall, nor shall Investors cause the Trust to (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial benefit of its creditors; and neither the Investor nor the Trust shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph.

          (g) Change of Chief Place of Business. The Trust shall give prompt notice to the Lessee and the Agent if the Trust's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 or if it shall change its name.

          (h) Loan Documents. Provided that no Lease Default is continuing, none of the Lenders, the Trust, the Lessor, the Agent nor the Investor shall consent to or permit any material amendment, supplement, waiver or other modification of the terms and provisions of the Credit Agreement, the Notes or the Security Documents, in each case without the prior written consent of the Lessee.

          (i) Disposition of Assets. The Trust shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except to the extent expressly authorized by the Operative Agreements.

          (j) Compliance with Operative Agreements. The Trust shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it under each Operative Agreement to which it is a party.

          9.2 Repayment of Certain Amounts on Maturity Date. The Investor, the Lessor and the Agent hereby agree that if (i) on the Maturity Date (after giving effect to all payments made by the Lessee under the Lease and the application of all sales proceeds pursuant to Section 8 of the Credit Agreement) there remains any outstanding principal or accrued and unpaid interest under the Tranche B Notes (the aggregate amount of such outstanding principal, the "Tranche B Deficit") and (ii) during the Marketing Period the Lessor or the Investor have received any Marketing Period Equity Return, then on the Maturity Date the Investor shall pay to the Agent an amount up to the amount of the Tranche B Deficit, but in no event greater than the Marketing Period Equity Return received by it.

          9.3 Amendment of Certain Documents. The Agent, for itself and on behalf of the Lenders, hereby agrees for the benefit of the Trust and the Investor that it will not amend, alter or otherwise modify, or consent to any amendment, alteration or modification of, the Credit Agreement and Lease (including the definitions of any terms used in such document) without the prior written consent of the Trust and the Investor, as the case may be, if such amendment, alteration or modification would materially and adversely affect the interests of the Trust or the Investor. The parties hereto agree that provisions requiring such consent include, but are not limited to, any amendment, alteration or modification that would release the Lessee from any of its obligations in respect of the payment of Basic Rent, Supplemental Rent, Termination Value, Maximum Residual Guarantee Amount or the Purchase Option Price or any other payments in respect of the Property as set forth in the Lease, or amend the provisions of Section 8 of the Credit Agreement, or reduce the amount of, or change the time or manner of payment of, obligations of the Lessee as set forth in the Lease, or create or impose any obligation on the part of the Trust or the Investor under the Lease, or extend or shorten the duration of the Term, or modify the provisions of this Section 9.3.

          9.4 Proceeds of Casualty. The Lessor and the Investor agree, for the benefit of the Agent and the Lenders, that if at any time either the Lessor or the Investor receives any proceeds as a result, directly or indirectly, of any Casualty or Condemnation with respect to the

Property which the Lessor is entitled to retain and hold in accordance with the terms of the Lease, the Lessor and the Investor agree that they will promptly deposit such amounts in an account with the Agent. The Lessor and the Investor also agree that they will execute and deliver such documents and instruments as the Agent may reasonably request in order to grant the Agent, for the benefit of the Lenders, a valid and perfected, first priority security interest in such proceeds.

          9.5 Intercreditor Agreement. The Lessee, the Agent, the Lenders and the Lessor hereby agree and confirm that the provisions of Section 8 of the Credit Agreement are intended to constitute an intercreditor agreement and a subordination agreement under Section 510 of the Bankruptcy Code or any similar provision therein.

          9.6 Walk Away Event. If a Walk-Away Event shall have occurred, the Lessor or the Lessee shall have the right to terminate the Lease and the other Operative Agreements solely with respect to the affected property by notice to the other party and, upon termination by either party and satisfaction of the other requirements under Section 10 of the Lease, the Lessee shall have no financial or other obligations under any of the Operative Agreements except (i) specific obligations of the Lessee under the Operative Agreements that accrued prior to termination of the Lease and (ii) obligations of the Lessee arising out of any Event of Default which (A) are independent of the Walk-Away Event, (B) do not occur solely as a result of the Walk-Away Event and (C) occur prior to termination of the Lease.

          9.7 Administrative Agent under Participation Agreement and Mortgages. For purposes of this Agreement and each Mortgage, the parties hereto agree that Agent shall be the Agent of the Investors and the Lenders, with Agent's duties and obligations hereunder and thereunder being subject to the limitations, and Agent being entitled to the rights, set forth in Section 7 of the Credit Agreement. Agent shall also perform its obligations under Section 2.4 of the Credit Agreement as to Investor Yield for the benefit of the Investors. Where Agent's satisfaction is required under Sections 6.2(i), 6.2(p) and 6.2(q) of this Agreement and in the definition of "Independent Engineer" in Annex A to this Agreement, such satisfaction shall also include the reasonable satisfaction of the Required Investors; provided, however, that the Required Investors shall provide their comments of dissatisfaction directly to the Agent, who shall pass on such comments to interested and involved parties (which parties shall include the Lessee); provided, further, that notwithstanding the foregoing, the Lessee shall have no obligation under this Agreement to ascertain or verify the satisfaction of the Required Investors and may instead rely wholly on its communications with, and satisfaction of, the Agent in respect of the subject matter of such Sections and such definition.

                          SECTION 10. CREDIT AGREEMENT

          10.1 Lessee's Credit Agreement Rights. Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lessee, the Investor and the Trust hereby agree that:

          (a) the Lessee shall have the right to give the notices referred to in
Section 2.3 of the Credit Agreement;

          (b) the Lessee shall have the right to convert or continue Loans in accordance with Section 2.6 of the Credit Agreement;

          (c) the Lessee shall receive copies of all notices delivered to the Lessor under the Credit Agreement and the other Operative Agreements and such notices shall not be effective until received;

          (d) the Lessee shall have the right to select Interest Periods in accordance with the terms of the Credit Agreement;

          (e) the Lessee shall have the right to give notice of prepayment of the Loans in accordance with the Credit Agreement, provided that if the Lessee shall give notice of prepayment of the Loans, the Lessee shall prepay a pro rata portion of the Investor Contribution;

          (f) the Lessee shall have the right to cure, to the extent susceptible to a cure, any Default or Event of Default of the Lessor under the Credit Agreement;

          (g) the Lessee shall have the right to approve any successor Agent pursuant to Section 7.9 of the Credit Agreement;

          (h) the Lessee shall have the right, on behalf of the Lessor, to select any person or persons (including the Lessee) to whom funds may be paid at the discretion of the Lessor in accordance with Sections 8.1 and 8.2 of the Credit Agreement;

          (i) the Lessee shall have the right to consent to any assignment by a Lender, if required pursuant to Section 9.7 of the Credit Agreement; and

          (j) the Lessee shall have the right to designate the portion of the Loans on which interest is due and payable for purposes of the definitions of "Allocated Interest" and "Allocated Investor Yield";

          (k) the Lessee shall have the right to request that another lending office be designated pursuant to Section 2.17 of the Credit Agreement;

          (l) the Lessee shall have the obligation to notify the Agent of the amounts or information specified in Section 5.8 of the Credit Agreement; and

          (m) without limiting the foregoing clauses (a) through (l), and in addition thereto, (x) the Trust shall not exercise any right under the Credit Agreement without giving the Lessee at least ten (10) Business Days' prior written notice (or such shorter period as may be required but in no case less than three (3) Business Days) and, following such notice, the Trust shall take such action, or forbear from taking such action (other than an execution of any amendment, waiver or modification thereof, as the Lessee shall direct and (y) the Lessee shall have the right to exercise any other right of the Trust under the Credit Agreement upon not less than two (2) Business Days' prior written notice from the Lessee to the Trust and the Investor. Notwithstanding the foregoing, the Investor shall retain the exclusive right to direct the Trust with respect to the exercise of the Excepted Rights.


                        SECTION 11. TRANSFER OF INTEREST

          11.1 Restrictions on Transfer. (a) The Investor may not assign, convey or otherwise transfer any of its right, title or interest in or to the Trust Estate or the Trust Agreement without the consent of the Borrower, Lessee (provided no Event of Default shall exist at the time of such assignment) and the Agent (which in each case shall not be unreasonably withheld or delayed, it being understood that, without limitation, the Lessee shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Lessee would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority). Any transfer by the Investor as above provided, shall be effected pursuant to an agreement in form and substance reasonably satisfactory to the Agent, the Investor, the Trust Company, the Lessee and their respective counsel.

          (b) Notwithstanding the provisions of Section 11.1(a) to the contrary, the Investor may at any time sell to an Affiliate or to any Investor or Lender or any Affiliate of any Investor or Lender participating interests in the economic interest held by the Investor in the Trust Estate or the Trust Agreement, provided that the Investor's obligations under this Agreement and the other Operative Agreements to the other parties hereto and thereto shall remain unchanged, the Investor shall remain solely responsible for the performance thereof and the Agent, the Lessee and the other parties to the Operative Agreements shall continue to deal solely and directly with the Investor in connection with the Investor's rights and obligations under this Agreement and the other Operative Agreements.

          11.2 Effect of Transfer. From and after any transfer effected in accordance with this Section 11, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor Investor shall remain liable under the Trust Agreement to the extent that the transferee Investor shall not have assumed the obligations of the transferor Investor thereunder. Upon any transfer by the Trust or an Investor as above provided, any such transferee shall assume the obligations of the Trust, and the Lessor or Investor, as the case may be, and shall be deemed the "Trust", "Lessor" or "Investor", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 11, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including rights to indemnification under any such document.


                           SECTION 12. INDEMNIFICATION

          12.1 General Indemnity. (a) The Lessee, whether or not any of the transactions contemplated hereby shall be consummated, hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnified Person in any way relating to or arising or alleged to arise out of (i) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of the Property or any part thereof; (ii) any latent or other defects in any Property whether or not discoverable by an Indemnified Person or the Lessee; (iii) a violation of Environmental Laws, Environmental Claims or other loss of or damage relating to the Property; (iv) the Operative Agreements, or any transaction contemplated thereby; (v) any breach by the Lessee or the Construction Agent of any of its respective representations or warranties under the Operative Agreements or failure by the Lessee to perform or observe any covenant or agreement to be performed by either under any of the Operative Agreements; and (vi) personal injury, death or property damage to any Person relating to the Property, including Claims based on strict liability in tort; but in any event excluding
(x) Claims to the extent such Claims arise solely out of the gross negligence or willful misconduct of such Indemnified Person, (y) Claims to the extent such Claims arise solely out of events occurring after the expiration of the Term and after the Lessee's discharge of all its obligations under the Lease or (z) any Taxes including any Claim (or any portion of a Claim) made upon an Indemnified Person by a third party that at its origin is based upon a Tax (other than amounts necessary to make any payments hereunder on an After Tax Basis, where the Lessee is otherwise specifically required to make such payments on an After

Tax Basis). The Lessee shall be entitled to control, and shall assume full responsibility for the defense of any Claim; provided, however, that the Trust, the Trust Company, the Agent and the Investor named in such Claim, may each retain separate counsel (the Investors collectively obtaining a single counsel) at the sole expense of the Lessee in the event of and to the extent of a material conflict or a potential material conflict. The Lessee and each Indemnified Person agree to give each other prompt written notice of any Claim hereby indemnified against but the giving of any such notice by an Indemnified Person shall not be a condition to the Lessee's obligations under this Section 12.1(a), except to the extent failure to give such notice materially prejudices Lessee's rights hereunder. After an Indemnified Person has been fully indemnified for a Claim pursuant to this Section 12.1(a), and so long as no Lease Event of Default shall have occurred and be continuing, the Lessee shall be subrogated to any right of such Indemnified Person with respect to such Claim. None of the Indemnified Persons shall settle a Claim without the consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

          (b) Notwithstanding anything to the contrary herein, during the Construction Period, the Lessee shall not be obligated under any of the Operative Agreements to indemnify any Person with respect to any costs arising from third-party damage claims other than (i) those third-party claims caused by or resulting from the actions or failure to act by Lessee, or any of its agents, employees, consultants, contractors or subcontractors (or anyone else under the control of Lessee or such Persons), while Lessee is in possession or control of the Property and (ii) those Claims imposed, incurred or asserted pursuant to (x) clause (iii) of Section 12.1(a), (y) a breach of the representations made by Lessee pursuant to Section 7.5(m), or (z) a violation by Lessee of the covenants contained in Section 9.1 of the Lease and Section 2.7(a) of the Agency Agreement with respect to Environmental Laws or Section 9.2 of the Lease.

          12.2 General Tax Indemnity. (a) The Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

          (b) Provided that no Default or Event of Default has occurred and is continuing, if any Tax Indemnitee obtains a refund or a reduction in a liability (but only if such reduction relates to a Tax not otherwise indemnifiable hereunder and has not been taken into account in determining the amount of a payment on an After Tax Basis) as a result of any Imposition paid or reimbursed by the Lessee (in whole or in part), such Tax Indemnitee shall promptly pay to the Lessee the lesser of (x) the amount of such refund or reduction in liability and (y) the amount previously so paid or advanced by the Lessee, in each case net of reasonable expenses not already paid or reimbursed by the Lessee. Any subsequent loss of such refund or reduction paid to the Lessee shall be treated as an Imposition indemnifiable under this Section 12.2 without regard to clause
(i) through (vii) in the second paragraph of the definition of Impositions.

          (c)(i) Subject to the terms of Section 12.2(g), the Lessee shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Tax Indemnitee, as appropriate, and the Lessee shall at its own expense, upon such Tax Indemnitee's reasonable request, furnish to such Tax Indemnitee copies of official receipts or other satisfactory proof evidencing such payment.

          (ii) In the case of Impositions for which no contest is conducted pursuant to Section 12.2(g) and which the Lessee pays directly to the taxing authorities, the Lessee shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Lessee reimburses a Tax Indemnitee, the Lessee shall do so within twenty (20) days after receipt by the Lessee of demand by such Tax Indemnitee describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable), but in no event shall the Lessee be required to pay such reimbursement prior to thirty
(30) days before the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to Section 12.2(g), the Lessee shall pay such Impositions or reimburse such Tax Indemnitee for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 12.2(g).

          (iii) Impositions imposed with respect to a Property for a billing period during which the Lease expires or terminates with respect to such Property (unless the Lessee has exercised the Purchase Option with respect to the Property) shall be adjusted and prorated on a daily basis between the Lessee and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof, except if the Lease has terminated in connection with the Lease Event of Default or Credit Agreement Event of Default, in which case Lessee shall be obligated to indemnify for such Impositions paid for real property taxes until the sooner in time of (x) one year after Lease termination or (y) the sale of such Property by sale or foreclosure pursuant to the Operative Agreements.

          (iv) At the Lessee's request, the amount of any indemnification payment by the Lessee pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Tax Indemnitee. The fees and expenses of such independent public accounting firm shall (i) in the case of the Trust Company or the Trustee, be paid by the Lessee, and (ii) in the case of all other Tax Indemnitees, be paid by the Lessee unless such verification shall result in an adjustment in the Lessee's favor of 10% or more of the payment as computed by such Tax Indemnitee, in which case such fee shall be paid by such Tax Indemnitee.

          (d) The Lessee shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Lessee under or arising out of subsection (a) and of which the Lessee has knowledge, the Lessee, at its sole cost and expense, shall notify the relevant Tax Indemnitee of such requirement and (except if such Tax Indemnitee notifies the Lessee that such Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in its own name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Tax Indemnitee, advise such Tax Indemnitee of such fact and prepare such return, statement or report for filing by such Tax Indemnitee or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of subsection
(a), provide such Tax Indemnitee at the Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Lessee under or arising out of subsection (a). Such Tax Indemnitee shall, upon the Lessee's request and at the Lessee's expense, provide any data maintained by such Tax Indemnitee (and not otherwise within the control of the Lessee) with respect to the Property which the Lessee may reasonably require to prepare any required tax returns or reports;

          (e) If as a result of the payment or reimbursement by the Lessee of any expenses of a Tax Indemnitee or the payment of any Transaction Expenses incurred in connection with the transactions contemplated by the Operative Agreements, any Tax Indemnitee shall suffer a net increase in any federal, state or local income tax liability, the Lessee shall indemnify such Tax Indemnitee (without duplication of any indemnification required by subsection (a)) on an After Tax Basis for the amount of such increase. The calculation of any such net increase shall take into account any current or future tax savings and the timing thereof realized or reasonably expected to be realized by such Tax Indemnities, in respect thereof, and shall be based on a mutually agreed upon discount rate, as well as any interest, penalties and additions to tax payable by such Tax Indemnities, in respect thereof;

          (f) As between the Lessee and the Lessor, the Lessee shall be responsible for, and the Lessee shall indemnify and hold harmless the Trust Company in its individual capacity and as the trustee of Lessor (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States withholding taxes imposed in respect of the interest payable on the Notes to the extent, but only to the extent, Lessor has actually paid funds to a taxing authority with respect to such withholding taxes (and, if the Lessor receives a demand for such payment from any taxing authority, the Lessee shall discharge such demand on behalf of the Lessor);

          (g)(i) If a written claim is made against any Tax Indemnitee or if any proceeding shall be commenced against such Tax Indemnitee (including a written notice of such proceeding), for any Impositions, such Tax Indemnitee shall promptly notify Lessee in writing and shall not take action with respect to such claim or proceeding without the consent of Lessee for thirty (30) days after the receipt of such notice by Lessee; provided, that, in the case of any such claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Lessee, inform Lessee, and no action shall be taken with respect to such claim or proceeding without the consent of Lessee before the end of such shorter period; provided, further, that the failure of such Tax Indemnitee to give the notices referred to this sentence shall not diminish Lessee's obligation hereunder except to the extent such failure precludes Lessee from contesting all or part of such claim.

          (ii) If, within thirty (30) days of receipt of such notice from the Tax Indemnitee (or such shorter period as the Tax Indemnitee has noticed Lessee is required by law or regulation for the Tax Indemnitee to commence such contest), Lessee shall request in writing that such Tax Indemnitee contest such Imposition, the Tax Indemnitee shall, at the expense of Lessee, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest can be pursued independently from any other proceeding involving a tax liability of such Tax Indemnitee, the Tax Indemnitee, at Lessee's request, shall allow Lessee to conduct and control such contest and (B) in the case of any contest that Lessee is not entitled to control, the Tax Indemnitee may request Lessee to conduct and control such contest if possible or permissible under applicable law or regulation) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by Lessee from time to time. Furthermore, in the case of a contest controlled by the Lessee, the Lessee shall be required to acknowledge its liability for the Impositions which are the subject of the claim if unfavorably resolved as a condition to such control of the contest.

          (iii) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that a Tax Indemnitee may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Tax Indemnitee shall waive its rights to any indemnity from Lessee that otherwise would be payable in respect of such claim (and any future claim by any taxing authority with respect to other taxable periods that are based, in whole or in part, upon the resolution of such claim) and shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section
12.2 by way of indemnification or advance for the payment of an Imposition (but excluding previously paid costs described in Section 12.2(g)(iv)(A)), and no other then future liability of the Lessee is likely with respect to such Imposition.

          (iv) Notwithstanding the foregoing provisions of this Section 12.2, a Tax Indemnitee shall not be required to take any action and Lessee shall not be permitted to contest any Impositions in its own name or that of the Tax Indemnitee unless (A) Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Tax Indemnitee actually incurs in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) in the case of a claim that must be pursued in the name of an Tax Indemnitee (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Tax Indemnitee for which Lessee may be liable to pay an indemnity under this Section 12.2) is more than $50,000, unless the pursuit of such contest is in a manner mutually satisfactory to the Tax Indemnitee and the Lessee, (C) the Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall involve the payment of the Imposition prior to the contest, Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Tax Indemnitee is required to pay (with no additional net after-tax cost to such Tax Indemnitee), (E) in the case of a claim that must be pursued in the name of an Tax Indemnitee (or an Affiliate thereof), Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to such Tax Indemnitee stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that there is substantial authority for the position asserted in such appeal) and (F) no Event of Default shall have occurred and be continuing. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United State Supreme Court. In addition, a Tax Indemnitee shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 12.2, unless there shall have been a change in law (or interpretation thereof) and the Tax Indemnitee shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably acceptable to the Lessee stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Tax Indemnitee will prevail in such contest.

                           SECTION 13. MISCELLANEOUS

          13.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of the Property to the Trust, the construction of any Improvements, any disposition of any interest of the Trust in the Property or the Improvements or any interest of the Investor in the Trust, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

          13.2 No Broker, etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act, except for the Arranger, the fees of which shall be paid by the Lessee. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

          13.3 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to any Person to be effective shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (a) when delivered by hand, (b) one Business Day after delivery to a nationally recognized courier service specifying overnight delivery, (c) three Business Days after being deposited in the mails, certified or registered, postage prepaid or (d) in the case of facsimile notice, when sent and receipt has been confirmed, addressed to such Person as indicated:

         If to the Lessee, to it at:

                    KinderCare Learning Centers, Inc.
                    650 NE Holladay, Suite 1400
                    Portland, Oregon 97232
                    Attention: Chief Financial Officer
                    Fax: (503) 872-1349

         with copies to:

                    KinderCare Learning Centers, Inc.
                    650 NE Holladay, Suite 1400
                    Portland, Oregon 97232
                    Attention: General Counsel
                    Fax: (503) 872-1391

                    Stoel Rives LLP
                    900 SW Fifth Avenue, Suite 2600
                    Portland, Oregon  97204
                    Attn:  Gary R. Barnum
                    Fax: (503) 220-2480

                    KinderCare Learning Centers, Inc.
                    c/o Kohlberg Kravis Roberts & Co., L.P.
                    9 West 57th Street
                    New York, NY 10019
                    Attention: Nils Brous
                    Fax: (212) 750-0003

         If to the Investors, to them at:

                    Scotiabanc Inc.
                    c/o The Bank of Nova Scotia
                    555 SW 5th Ave., Suite 750
                    Portland, OR 97204-2078
                    Attention:  Daryl Hogge
                    Facsimile: (503) 222-5502


         If to the Lenders, to them at:

                    The Investors, at the above addresses

                    Bank of America, N.A.
                    555 California Street, Mail Code: CA5-705-41-89 San Francisco, CA 94104
                    Attention: Kevin Leader, MD
                    Facsimile: (415) 622-4585

                    The Chase Manhattan Bank
                    270 Park Avenue, 4th Floor

                    New York, NY 10017
                    Attention: Kathryn Duncan
                    Facsimile: (212) 270-0009

                    Citicorp USA, Inc.
                    633 W. Fifth Street, 63rd Floor
                    Los Angeles, CA 90071
                    Attention: Shamsara Ahmed
                    Facsimile: (213) 833-2381

                    Credit Suisse First Boston
                    Eleven Madison Avenue, 20th Floor
                    New York, NY 10010-3629
                    Attention: Robert Hetu
                    Facsimile: (212) 325-8309

                    Bankers Trust Company
                    1 BT Plaza
                    130 Liberty Street
                    New York, NY 10006
                    Attention: Jennifer Laino/Larry Benison
                    Facsimile: (212) 250-6029/7351

                    Merrill Lynch Capital Corporation
                    250 Vesey Street, North Tower
                    New York, NY 10281
                    Attention: Benjamin Lau
                    Facsimile: (212)449-0265
                    and
                    Attention: Carol J.E. Feeley

                    Facsimile: (212)738-1649

         If to the Trust, to it at:


                    Wilmington Trust Company
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, Delaware  19890-0001
                    Attention: Corporate Trust Administration
                    Facsimile:  (302) 651-1000

         If to the Agent, to it at:

                    The Chase Manhattan Bank
                    270 Park Avenue
                    New York, NY 10017
                    Attention:  Credit and Lending Group
                    Fax: (212) 972-0009

     From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto.

          13.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          13.5 Amendments and Termination. (a) Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Agreement may be terminated by an agreement signed in writing by the Trust, the Investor, the Lessee, the Agent and the Lenders. Notwithstanding the foregoing provisions to the contrary, (i) in the case of the Lenders, the action of the Required Lenders shall control, except as otherwise provided in Section 9.1 of the Credit Agreement and (ii) in the case of the Investors, the action of the Required Investors shall control, except as otherwise provided in the Trust Agreement.

          (b) To the extent a definition contained in Annex A hereto is to be amended such amendment shall be accomplished by an amendment only to the Operative Agreements in which such defined term is used or otherwise incorporated in such Operative Agreement.

          13.6 Headings, etc.. The Table of Contents and headings of the various Sections and Subsections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

          13.7 Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

          13.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM

EXTENT PERMITTED BY LAW ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW
RULES).

          13.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.10 Liability Limited. The Lessee and the Investor each acknowledge and agree that the Trust Company is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Trust, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

          13.11 Rights of Lessee. Notwithstanding any provision of the Operative Agreements, if at any time all obligations (i) of the Trust under the Credit Agreement and the Security Documents and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease (to the extent not previously terminated) and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to the Properties. Upon the fulfillment of the obligations contained in clauses (i) and (ii) above, the Lessor shall transfer to the Lessee all of its right, title and interest in and to the Properties (to the extent not previously transferred to the Lessee in accordance with the Lease) and any amounts or proceeds referred to in the foregoing clause
(b) shall be paid over to the Lessee.

          13.12 Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense, shall take such action as may be reasonably requested in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

          13.13 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          13.14 No Representation or Warranty. Nothing contained herein, in any other Operative Agreement or in any other materials delivered to the Lessee in connection with the transactions contemplated hereby or thereby shall be deemed a representation or warranty by the Agent or the Arranger or any of their Affiliates as to the proper accounting treatment or tax treatment that should be afforded to the Lease and the Lessor's ownership of the Properties and the Agent expressly disclaims any representation or warranty with respect to such matters.

          13.15 Highest Lawful Rate. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Lessee, the Lessor or the Investor or any other party under any Operative Agreement, shall be subject to the limitation that payments of interest or of other amounts constituting interest shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate, or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Agreement, the Lease and any other Operative Agreement would exceed the Highest Lawful Rate or otherwise be usurious with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in this Agreement, the Lease or any other Operative Agreement, it is agreed as follows as to the recipient of any such amount:

          (a) the provisions of this Section 13.15 shall govern and control over any other provision in this Agreement, the Lease and any other Operative Agreement and each provision set forth therein is hereby so limited;

          (b) the aggregate of all consideration which constitutes interest that is contracted for, charged or received under this Agreement, the Lease, or any other Operative Agreement shall under no circumstances exceed the maximum amount of interest allowed by any Requirement of Law (such maximum lawful interest rate, if any, with respect to such Lender herein called the "Highest Lawful Rate"), and all amounts owed under this Agreement, the Lease and any other Operative Agreement shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Lease, the Loan Documents and any other Operative Agreement, shall be automatically reduced to the amount allowed under any Requirement of Law and
(ii) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payee);

          (c) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Agreement, the Lease, or any other Operative Agreement shall, to the extent permitted by any Requirement of Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

          (d) if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Agreement, the Lease, and any other Operative Agreement executed in connection herewith or therewith, and deemed interest under any Requirement of Law exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Agreement shall be limited, notwithstanding anything to the contrary in the Operative Agreement to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Agreement below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), plus the amount of fees which would have been received but for the effect of this Section 3.15.

          13.16 Confidentiality. The Lessor, the Investor, the Agent and each Lender shall hold all non-public information furnished by or on behalf of the Lessee in connection with such Investor's and Lender's evaluation of whether to become an Investor or a Lender hereunder or obtained by such Investor or Lender or the Agent pursuant to the requirements of this Agreement or any of the other Operative Agreements ("Confidential Information"), in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Investor's or Lender's or the Agent's attorneys, professional advisors or independent auditors, provided that unless specifically prohibited by applicable law or court order, each of the Investor, the Lenders and the Agent shall notify the Lessee of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Investor or such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Investor, Lender or the Agent be obligated or required to return any materials furnished by the Lessee or any Subsidiary of the Lessee. Subject to this Section 13.16, the Lessee authorizes each Investor to disclose to any potential assignee of or participant in the Investor's interest in the Investor Commitment and authorizes each Lender to disclose to any Participant or Purchasing Lender and any prospective Participant or Purchasing Lender any and all financial information in such Investor's or Lender's possession concerning the Lessee and its Affiliates that has been delivered to such Investor or

Lender by or on behalf of the Lessee pursuant to this Agreement or the other Operative Agreements or which has been delivered to such Investor or Lender by or on behalf of the Lessee in connection with such Lender's credit evaluation of the Lessee and its Affiliates prior to becoming a party to this Agreement.

          13.17 Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of computer and information systems used in the management of the Lessee's business (including systems supplied by others or with which such systems interface) to the extent reasonably determined by Lessee to prevent consequences which could result in an Event of Default or a Material Adverse Effect, and the testing of all such systems and equipment, as so reprogrammed, will be completed by October 31, 1999. The cost to the Lessee of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Lessee (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or a Material Adverse Effect.

          13.18 Oregon Provisions. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDERS TO BE ENFORCEABLE.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        KINDERCARE LEARNING CENTERS, INC.


                                        By: DAN R. JACKSON
                                            ------------------------------------
                                            Name: Dan R. Jackson
                                            Title: Vice President
                                                   Financial Control & Planning


                                        THE KINDERCARE REALTY TRUST 1999

                                        By: WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as
                                        Trustee


                                        By: PATRICIA A. EVANS
                                            ------------------------------------
                                            Name: Patricia A. Evans
                                            Title: Financial Services Officer


                                        SCOTIABANC INC.,  as an Investor


                                        By: WILLIAM E. ZARRETT
                                            ------------------------------------
                                            Name: William E. Zarrett
                                            Title: Senior Relationship Manager


                                        BANK OF AMERICA, N.A., as a Lender


                                        By: KEVIN C. LEADER
                                            ------------------------------------
                                            Name: Kevin C. Leader
                                            Title: Managing Director

                                        THE CHASE MANHATTAN BANK, as Agent
                                        and a Lender


                                        By: TIMOTHY J. STORMS
                                            ------------------------------------
                                            Name: Timothy J. Storms
                                            Title: Managing Director


                                        CITICORP USA, INC., as a Lender


                                        By: TIMOTHY L. FREEMAN
                                            ------------------------------------
                                            Name: Timothy L. Freeman
                                            Title: Managing Director/SCO


                                        CREDIT SUISSE FIRST BOSTON, as a Lender


                                        By: BILL O'DALY
                                            ------------------------------------
                                            Name: Bill O'Daly
                                            Title: Vice President


                                        By: KRISTIN LEPRI
                                            ------------------------------------
                                            Name: Kristin Lepri
                                            Title: Associate


                                        BANKERS TRUST COMPANY, as a Lender


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        MERRILL LYNCH CAPITAL CORPORATION,
                                        as a Lender


                                        By: CAROL J.E. FEELEY
                                            ------------------------------------
                                            Name: Carol J.E. Feeley
                                            Title: Vice President

                                        THE BANK OF NOVA SCOTIA, as a Lender

                                        By: PATRICK G. NORRIS
                                            ------------------------------------
                                            Name: Patrick G. Norris
                                            Title: Officer


                                        WILMINGTON TRUST COMPANY, in its
                                        individual capacity, only to the extent
                                        expressly set forth herein


                                        By: PATRICIA A. EVANS
                                            ------------------------------------
                                            Name: Patricia A. Evans
                                            Title: Financial Services Officer